Exhibit 5.1

Fasken Martineau DuMoulin LLP	550 Burrard Street, Suite 2900	T +1 604 631 3131
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fasken.com

December 15, 2023

4Front Ventures Corp.

7010 E Chauncey Lane #235

Phoenix, Arizona

85054

Re:	4Front Ventures Corp. – Form S-3

Ladies and Gentlemen:

We have acted as British Columbia counsel to 4Front Ventures Corp. (the “Corporation”) in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale by the Corporation of Securities (as defined below) of the Corporation pursuant to one or more prospectus supplements (each, a “Prospectus Supplement”) to the Registration Statement to be filed by the Corporation from time to time. We have examined and relied upon: (a) the Registration Statement; (b) the Corporation’s Certificate of Amalgamation, Notice of Articles and Articles, as currently in effect; and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies and that all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Corporation, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity and binding effect on all such parties. In our capacity as counsel to the Corporation in connection with the registration of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below), in the manner presently proposed. As to questions of fact material to our opinions, we have made no independent investigation of such facts and we have relied upon certificates of officers of the Corporation and of public officials.

The Securities of the Corporation which may be offered under the Registration Statement include the following:

•

class A subordinate voting shares in the capital of the Corporation, including class A subordinate voting shares of the Corporation issuable on the conversion or exercise, as applicable, of previously issued Securities (“Subordinate Voting Shares”);

•	warrants to purchase Subordinate Voting Shares in the form of one or more series (“Warrants”);

•

secured or unsecured obligations in the form of one or more series of senior or subordinated debt (“Debt Securities”) which will be issued under one or more indentures (the “Debenture Indenture”) to be dated on or about the date of the first issuance of Debt Securities thereunder, as amended or supplemented from time to time between the Corporation and a trustee to be selected by the Corporation (the “Trustee”);

•	rights to purchase Subordinate Voting Shares (“Rights”); and

•

units comprised of Subordinate Voting Shares and Warrants in any combination of such securities (“Units” and collectively with the Subordinate Voting Shares, Debt Securities, Warrants, and Rights, the “Securities”).

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the “Applicable Law”). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the Securities as being “fully paid and non-assessable”, no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such Securities or as to the adequacy of any consideration received. Where our opinion refers to any of the Units as being “validly created and issued securities of the Corporation”, our opinion is limited to the following: any Subordinate Voting Shares comprising such Units as being “validly issued securities of the Corporation” and any Warrants comprising such Units as being “validly created and issued securities of the Corporation”.

In rendering our opinions set forth herein, we have also assumed that, at the time of any offer and sale of Securities:

a)	the Corporation has been duly organized and is validly existing and in good standing, and has the requisite legal status and legal capacity, under the laws of the Province of British Columbia;

b)

the Corporation has complied and will comply with the laws of all relevant jurisdictions, including without limitation with Division 8 of the Business Corporations Act (British Columbia) (the “BCBCA”), in connection with the transactions contemplated by and the performance of its obligations under, the Registration Statement;

c)	the Registration Statement and any amendments thereto (including any post-effective amendments thereto) have become effective under the Act;

d)

that an appropriate Prospectus Supplement, and/or term sheet with respect to the Securities offered thereby has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

e)

that any definitive purchase, underwriting, or similar agreement, indenture or instrument, as amended from time to time with respect to any Securities, particularly any agreement pursuant to which Securities are created, issued and/or sold (each such agreement, an “Agreement”, and collectively, the “Agreements”), including without limitation the Debenture Indenture, will have been duly authorized and validly executed and delivered by the Corporation in conformity with the Corporation’s constating documents and the other parties thereto and will be filed with the United States Securities and Exchange Commission on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or applicable Prospectus Supplement;

f)	all necessary corporate action will have been taken by the Corporation to duly authorize the performance of its obligations under the terms and conditions of each Agreement and appoint the Trustee;

g)	the Trustee will be eligible to be appointed as a trustee under the Debenture Indenture in accordance with Applicable Laws;

h)	each party to each Agreement will have the capacity to duly authorize, execute and deliver such Agreement;

i)	each Agreement will constitute a legal, valid and binding obligation of all parties thereto and will be enforceable in accordance with its terms against all parties thereto;

j)	each Agreement will be governed by the laws of the Province of British Columbia;

k)

the execution and delivery of any Agreement and the performance by the Corporation of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation, or Applicable Law;

l)

that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and at all times in compliance with the rules and regulations of the stock exchanges on which the securities of the Corporation are listed or quoted for trading;

m)

that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

n)

with respect to our opinion as to the Subordinate Voting Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Subordinate Voting Shares in the capital of the Corporation are authorized and available for issuance under the maximum number of Subordinate Voting Shares the Corporation is authorized to issue and that the consideration for the issuance and sale of the Subordinate Voting Shares is in an amount that is not less than the par value of the Subordinate Voting Shares, if any;

o)

all necessary corporate action has been taken by the Corporation to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

p)

the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Corporation’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation, or Applicable Law, and, at the time of any distribution of, or trade in, Securities, no order ruling or decision is in effect that restricts any trade in such Securities or that affects anyone who engages in such trade; and

q)

the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation, or Applicable Law.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

a)

with respect to the issuance of any Subordinate Voting Shares which may be offered pursuant to the Registration Statement, when: (i) the issuance of the Subordinate Voting Shares as fully-paid and non-assessable Class A subordinate voting shares of the Corporation, the sale of Subordinate Voting Shares, and, if certificated, the certificates representing the Subordinate Voting Shares have been duly authorized and approved by all necessary corporate action in conformity with the constating documents (as then in effect), and Applicable Law (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (ii) the full consideration, determined to be adequate by the Corporation’s board of directors, which is at least equal to the issue price of the such Subordinate Voting Shares, has been received by the Corporation; (iii) if certificated, the terms of the certificates representing the Subordinate Voting Shares are in conformity with the Corporation’s constating documents (as then in effect) and Applicable Law (including the BCBCA, as then in effect), so as not to violate any Applicable Law or such constating documents, or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (iv) if certificated, the certificates representing the Subordinate Voting Shares have been duly executed and delivered by the duly authorized directors or officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement (provided that such consideration is not less than the par value of the Subordinate Voting Shares), or, if not certificated, valid book-entry notations therefor having been made in the share register of the Corporation, in accordance with the terms of the applicable Agreement; and (v) if issuable upon exercise or conversion of any other Security, the terms of the certificates representing such Security or the instrument governing such Security providing for such exercise or conversion: (I) have been duly authorized and approved by all necessary corporate action in conformity with the constating documents (as then in effect), and Applicable Law (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; and (II) are in conformity with the Corporation’s constating documents (as then in effect) and Applicable Law (including the BCBCA, as then in effect), so as not to violate any Applicable Law or such constating documents, or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, then the Subordinate Voting Shares will be validly issued, fully paid, and non-assessable; and

b)

with respect to the issuance of any Warrants, Rights and Units which may be offered pursuant to the Registration Statement, when: (i) the issuance of the Warrants, Rights and Units, the sale of Warrants, Rights and Units, and, if certificated, the certificates representing the Warrants, Rights and Units have been duly authorized and approved by all necessary corporate action in conformity with the constating documents (as then in effect), and Applicable Law (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (ii) the full consideration, determined to be adequate by the Corporation’s board of directors, which is at least equal to the issue price of the such Warrants, Rights and Units, has been received by the Corporation; (iii) if certificated, the terms of the certificates representing the Warrants, Rights and Units are in conformity with the Corporation’s constating documents (as then in effect) and Applicable Law (including the BCBCA, as then in effect), so as not to violate any Applicable Law or such constating documents, or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (iv) if certificated, the certificates representing the Warrants, Rights and Units have been duly executed and delivered by the duly authorized directors or officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement; and (v) if issuable upon exercise or conversion of any other Security, the terms of the certificates representing such Security or the instrument governing such Security providing for such exercise or conversion (I) have been duly authorized and approved by all necessary corporate action in conformity with the constating documents (as then in effect), and Applicable Law (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; and (II) are in conformity with the Corporation’s constating documents (as then in effect) and Applicable Law (including the BCBCA, as then in effect), so as not to violate any Applicable Law or such constating documents, or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, then the Warrants, Rights and Units will be validly created and issued securities of the Corporation.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or the rules and regulations of the U.S. Securities Exchange Commission or that this is required by Section 7 of the Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

FASKEN MARTINEAU DuMOULIN LLP

(signed) “Fasken Martineau Dumoulin LLP”

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